Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated December 16, 2005, relating to the consolidated financial statements, and schedules of Hauppauge Digital, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2005.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP
Melville, New York
October 30, 2006

End of Filing

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